                                                                    Exhibit 23.5




The Board of Directors
CapRock Communications Corp. and Subsidiaries
(formerly IWL Holdings Corporation)


We consent to the use of our report related to CapRock Communications Corp. and Subsidiaries included herein and to the reference to our firm under the headings "Summary Supplemental Consolidated Condensed Financial Data," "Selected Supplemental Consolidated Financial Data of CapRock" and "Experts" in the prospectus.

                                        KPMG PEAT MARWICK LLP

Dallas, Texas
September 28, 1998